Exhibit (c) (8)

Illustrative Future Realizable Spectrum Value

Key Assumptions

Based on Single Customer Case (SCC)

Assumes spectrum sale to Dalmatian per current term sheet General

Creditors do not tender debt

– Proceeds of sale used to fund continued LTE buildout

Gross value: $2.46bn

– ~$0.216/MHz-pop

Dalmatian – ~$177mm NPV of spectrum lease Transaction payments

– ~$200 tax liability

Net value: $2.1bn

Summary of Proceeds

Gross Proceeds to Collie $2,460

(Less): NPV of Spectrum Leases (177) (Less): Cash Taxes (200)

Net Proceeds to Collie $2,083

Pro Forma Capitalization

2012 2013 2014 2015 Status Quo

Gross Debt $4,486 $4,463 $4,449 $4,449 Plus: NPV Spectrum Leases 1,800 1,800 1,800 1,800 (Less): Cash / Plus: Funding Gap (828) 301 1,882 3,181

Net Debt $5,457 $6,564 $8,132 $9,430

Pro Forma for Dalmation Transaction

Gross Debt $4,486 $4,463 $4,449 $4,449 Plus: NPV Spectrum Leases 1,623 1,623 1,623 1,623 (Less): Cash / Plus: Funding Gap (2,911) (1,782) (201) 1,098

Net Debt $3,197 $4,304 $5,872 $7,170

Source: Financial projections per Collie management. Note: $ in millions.

Illustrative Future Realizable Spectrum Value

Present Value (YE’12) at Various Costs of Equity

$ / MHz-pop Paid @ 12/31/2014 $0.200 $0.250 $0.300 $0.350 $0.400 $0.450 $0.500 Pro Forma Capitalization PF ‘I4E TEV @ 35.6bn MHz-pops $7,127 $8,908 $10,690 $12,471 $14,253 $16,035 $17,816

(Less): Debt (4,449) (4,449) (4,449) (4,449) (4,449) (4,449) (4,449) (Less): PF NPV Spectrum Leases (1,623) (1,623) (1,623) (1,623) (1,623) (1,623) (1,623) Plus: Cash 201 201 201 201 201 201 201

PF ‘I4E Equity Value $1,255 $3,036 $4,818 $6,600 $8,381 $10,163 $11,945

PF ‘I4E Stock Price $0.84 $2.03 $3.22 $4.42 $5.61 $6.80 $7.99

Breakeven Present Value (YE’12) at Various Costs of Equity

$ / MHz-pop

PV of Equity $1,037 $2,509 $3,982 $5,454 $6,927 $8,399 $9,872

10.0% $ / Share 0.69 1.68 2.66 3.65 4.63 5.62 6.60 $0.316 Required Probability(1) nm nm nm 81% 64% 53% 45%

PV of Equity $949 $2,296 $3,643 $4,990 $6,337 $7,685 $9,032

15.0% $ / Share 0.63 1.54 2.44 3.34 4.24 5.14 6.04 $0.330 Required Probability(1) nm nm nm 89% 70% 58% 49%

PV of Equity $871 $2,109 $3,346 $4,583 $5,820 $7,058 $8,295

20.0% $ / Share 0.58 1.41 2.24 3.07 3.89 4.72 5.55 $0.344 Required Probability(1) nm nm nm 97% 76% 63% 54%

PV of Equity $803 $1,943 $3,084 $4,224 $5,364 $6,504 $7,645

25.0% $ / Share 0.54 1.30 2.06 2.83 3.59 4.35 5.11 $0.359 Required Probability(1) nm nm nm nm 83% 68% 58%

Source: Financial projections per Collie management. Note: $ in millions except per share / per MHz-pop figures. (1) Required probability for value to be equivalent to $2.97.

2